Exhibit 32.2

                    CERTIFICATIONS PURSUANT TO SECTION 906 OF
            THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of DoMark International, Inc. (the "Company") on Form 10-Q for the period ending February 28, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R. Thomas Kidd, Principle Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                DoMark International, Inc.
                                     Registrant

Date: April 15, 2009            By: /s/ R. Thomas Kidd
                                    --------------------------------------------
                                    R. Thomas Kidd
                                    Chief Executive Officer (Principal Executive
                                    Officer, Principal Financial Officer)